SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 30, 1996


                          Amwest Insurance Group, Inc.
 ----------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


               Delaware                  1-9580            95-2672141
       ----------------------------------------------------------------------
   (State or other jurisdiction   (Commission         (IRS Employer
      of incorporation)           File number)     Identification No.)


       6320 Canoga Avenue, Suite 300 Woodland Hills, California    91367
       ----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (818)704-1111

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a) The following financial statements of Condor Services, Inc. ("Condor"), as previously reported by Condor, are being provided pursuant to Rule 3.05(b) of Regulation S-X and are being filed within 60-days of the Registrant's Report on Form 8-K dated November 30, 1995.

                           1. Independent  Auditors' Report for Condor Services,
                              Inc.

                           2. Consolidated  Balance  Sheets  as  of December 31,
                              1994 and 1993.

                           3. Consolidated  Statements  of Income for  the years
                              ended December 31, 1994, 1993 and 1992.

                           4. Consolidated  Statements  of Cash  Flows  for  the
                              years ended December 31, 1994, 1993 and 1992.

                           5. Notes to Consolidated Financial Statements.

                           6. Consolidated  Balance  Sheets  as of September 30,
                              1995 and December 31, 1994.

                           7. Consolidated  Statements  of Income  for the three
                              months and nine months ended September 30, 1995 and 1994.

                           8. Consolidated Statements of Cash Flows for the nine
                              months ended September 30, 1995 and 1994.

                           9. Notes to Interim Consolidated Financial Statements

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Condor Services, Inc.:


We have audited the accompanying consolidated financial statements of Condor Services, Inc. and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedules as listed in the accompanying index. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Condor Services, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in note 1 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities", in 1993.


                                                    KPMG Peat Marwick LLP

Los Angeles, California
February 23, 1995

                              CONDOR SERVICES, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 1994 and 1993


           Assets                                            1994           1993
                                                          -----------   -----------
Investments:
  Fixed maturities, available-for-sale,
    at fair market value (amortized cost
    $23,706,182 and $25,153,453) ......................   $22,427,419    26,194,963
  Equity securities, trading, at fair
    market value (cost $397,409
    and $125,000) .....................................       314,475       121,875
  Equity securities, available-for-sale,
    at fair market value (cost $2,853,885
    and $3,746,341) ...................................     2,675,650     3,954,125
  Short-term investments ..............................     2,264,324     1,693,597
                                                          -----------   -----------
                                                           27,681,868    31,964,560

Cash ..................................................        82,896       380,151
Accrued investment income .............................       449,167       482,230
Premiums receivable, net ..............................       853,899     1,812,566
Reinsurance recoverable on paid losses ................       141,217       786,541
Reinsurance recoverable on unpaid losses ..............     6,802,294    15,533,469
Deposit held by reinsurer .............................          --         154,000
Deferred policy acquisition costs .....................       264,884       888,694
Furniture, equipment and improvements, net
of accumulated depreciation of  $1,353,941 and $958,872     1,176,573       977,724
Income taxes recoverable ..............................          --         521,953
Deferred tax asset ....................................     1,423,748     1,256,667
Deferred tax asset on holding losses
  on fixed maturities and equity securities ...........       495,379          --
Intangible assets, net of accumulated
 amortization of $38,980 and $31,660 ..................        28,930        36,250
Prepaid expenses and other assets .....................       631,439       369,462
                                                          -----------   -----------

          Total assets ................................   $40,032,294    55,164,267
                                                          ===========   ===========

                                                          (Continued)

                              CONDOR SERVICES, INC.
                                AND SUBSIDIARIES

                     Consolidated Balance Sheets, continued

                           December 31, 1994 and 1993


           Liabilities and Stockholders' Equity                 1994            1993
                                                            ------------    ------------
Liabilities:
Unpaid losses and loss adjustment
    expenses ............................................   $ 25,752,923      37,575,246
Unearned premiums .......................................        979,638       3,475,290
Reinsurance funds held ..................................        885,255            --
Reinsurance premiums payable ............................      1,087,390         720,214
Commissions payable .....................................        262,221         503,462
Income taxes payable ....................................         91,421            --
Accounts payable and accrued expenses ...................        810,461         925,658
                                                            ------------    ------------

        Total liabilities ...............................     29,869,309      43,199,870
                                                            ------------    ------------

Stockholders' equity:
Preferred stock, par value $.01 per share
    Authorized 200,000 shares; none outstanding .........           --              --
Common stock, par value $.01 per share
    Authorized 3,800,000 shares; outstanding
    1,969,806 and 1,983,006 shares; held in
    treasury 0 and 744 shares ...........................         19,698          19,837
Additional paid-in capital ..............................      7,899,622       7,946,005
Unrealized gains (losses) on investments ................       (961,619)      1,249,295
Retained earnings .......................................      3,205,284       2,752,288
                                                            ------------    ------------

        Total stockholders' equity ......................     10,162,985      11,967,425

Less: Shares held in treasury ...........................           --            (3,028)
                                                            ------------    ------------

        Net stockholders' equity ........................     10,162,985      11,964,397

Commitments and contingencies
                                                            ------------    ------------
        Total liabilities and
        stockholders' equity ............................   $ 40,032,294      55,164,267
                                                            ============    ============

                     See accompanying notes to consolidated
                             financial statements.

                              CONDOR SERVICES, INC.
                                AND SUBSIDIARIES

                         Consolidated Income Statements

                  Years ended December 31, 1994, 1993 and 1992


                                                      1994            1993            1992
                                                 ------------    ------------    ------------

 Revenues:
    Gross premiums earned ....................   $ 26,233,962      26,233,140      18,032,747
    Less:  Earned premiums ceded to reinsurers      6,773,950       4,237,913       2,744,038
                                                 ------------    ------------    ------------

Net premiums earned ..........................     19,460,012      21,995,227      15,288,709

Commissions and fees .........................      1,378,703         815,037         584,898
Net investment income ........................      1,629,469       1,471,582       1,456,832
Net unrealized gain (loss) on trading
  securities .................................        (79,809)         (3,125)           --
Net realized gains ...........................        385,429       1,052,077         221,981
Other revenue ................................         44,087          27,593         197,924
                                                 ------------    ------------    ------------
                                                   22,817,891      25,358,391      17,750,344
                                                 ------------    ------------    ------------
 Expenses:
    Gross losses and loss adjustment expenses      20,087,549      19,060,496      12,597,625
    Ceded losses and loss adjustment expenses       5,454,175       2,604,391       2,674,531
                                                 ------------    ------------    ------------
              Net losses and loss adjustment
              expenses .......................     14,633,374      16,456,105       9,923,094

    Underwriting and acquisition costs .......      4,709,236       4,176,265       2,889,169
    Loss on broker misappropriation of funds .           --         1,870,022            --
    General and administrative ...............      3,034,444       2,838,254       3,012,224
                                                 ------------    ------------    ------------
                                                   22,377,054      25,340,646      15,824,487
                                                 ------------    ------------    ------------
              Income before provision for
              income taxes ...................        440,837          17,745       1,925,857

Provision (benefit) for income tax expense ...        (12,159)       (223,654)        298,920
                                                 ------------    ------------    ------------
              Net income .....................   $    452,996         241,399       1,626,937
                                                 ============    ============    ============

Net income per common share ..................   $        .23             .12             .82
                                                 ============    ============    ============

Weighted average number of common shares
    outstanding during the periods ...........      1,981,460       1,977,703       1,976,015
                                                 ============    ============    ============


                     See accompanying notes to consolidated
                             financial statements.

                              CONDOR SERVICES, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1994, 1993 and 1992

                                                                                      1994            1993            1992
                                                                              ------------    ------------    ------------

Cash flows from operating activities:
  Net income ..............................................................   $    452,996         241,399       1,626,937
  Equity securities, trading:
    Purchases .............................................................    (13,894,944)           --              --
    Sales .................................................................     13,622,535            --              --
  Add items not affecting cash:
    Depreciation and amortization .........................................        430,348         335,166         257,582
    Unrealized losses on trading securities ...............................         79,809           3,125            --
  Changes in:
    Accrued investment income .............................................         33,063          90,430         (63,196)
    Premiums receivable, net ..............................................        958,667      (1,142,310)       (224,272)
    Reinsurance recoverable on paid losses ................................        645,324          67,623         215,078
    Reinsurance recoverable on unpaid losses ..............................      8,731,175      (7,669,454)        501,302
    Deposit held by reinsurer .............................................        154,000        (154,000)           --
    Income taxes recoverable ..............................................        521,953        (521,953)        171,676
    Deferred tax asset ....................................................       (167,081)       (372,069)       (174,161)
    Deferred policy acquisition costs .....................................        623,810        (888,694)           --
    Prepaid expenses and other assets .....................................       (261,977)        (89,920)         50,539
    Unpaid losses and loss adjustment expenses ............................    (11,822,323)     11,602,374         894,004
    Unearned premiums .....................................................     (2,495,652)      3,021,521          37,879
    Reinsurance funds held ................................................        885,255            --              --
    Reinsurance premiums payable ..........................................        367,176          59,270        (155,613)
    Commissions payable ...................................................       (241,241)        168,000         151,226
    Income taxes payable ..................................................         91,421         (77,539)         77,539
    Accounts payable and accrued expenses .................................       (115,198)        384,237           9,115
                                                                              ------------    ------------    ------------
                  Net cash provided (used)
                  by operating activities .................................     (1,400,884)      5,057,206       3,375,635
                                                                              ------------    ------------    ------------
Cash flows from financing activities:
  Stock options exercised by officers and employees .......................          6,006          29,718          59,500
  Repurchase and retirement of common stock, net of brokerage fees ........        (49,500)           --           (54,556)
  Purchase of common stock, held as treasury stock ........................           --              (136)        (64,079)
  Payment of fractional shares on ten percent stock dividends .............           --              --               (12)
                                                                              ------------    ------------    ------------
                  Net cash provided (used)
                  by financing activities .................................        (43,494)         29,582         (59,147)
                                                                              ------------    ------------    ------------
Cash flows from investing activities:
  Fixed maturities, available for sale:
    Purchases .............................................................   $ (3,976,088)           --              --
    Sales .................................................................      4,110,150            --              --
    Maturities and calls ..................................................      1,285,248            --              --
  Equity securities, available for sale:
    Purchases .............................................................       (687,535)           --              --
    Sales .................................................................      1,579,991            --              --
  Fixed maturities:
    Purchases .............................................................           --       (11,740,130)     (5,673,564)
    Sales .................................................................           --         9,347,149       1,419,015
    Maturities and calls ..................................................           --         1,540,000         765,000
  Equity securities:
    Purchases .............................................................           --       (28,675,898)     (6,956,156)
    Sales .................................................................           --        25,257,683       7,161,923
  Issuance of notes receivable from officers and directors ................           --           (20,758)        (14,125)
  Repayment of notes receivable from officers and directors ...............           --            63,919          15,000
  Additions to furniture, equipment and improvements ......................       (593,916)       (396,950)       (450,242)
                                                                              ------------    ------------    ------------
               Net cash provided (used) by investing activities ...........      1,717,850      (4,624,985)     (3,733,149)
                                                                              ------------    ------------    ------------
               Net increase (decrease) in cash and short-
               term investments ...........................................        273,472         461,803        (416,661)

Cash and short-term investments, beginning of year ........................      2,073,748       1,611,945       2,028,606
                                                                              ------------    ------------    ------------
Cash and short-term investments, end of year ..............................   $  2,347,220       2,073,748       1,611,945
                                                                              ============    ============    ============


                See accompanying notes to consolidated financial
                                  statements.

                              CONDOR SERVICES, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1994 and 1993



(1)      Basis of Presentation and Summary of Significant Accounting   Policies
Condor Services, Inc., through its insurance subsidiary, is primarily engaged in the underwriting of non-standard commercial automobile insurance in the State of California. The accompanying consolidated financial statements include the accounts of Condor Services, Inc. (the "Company") and its wholly owned subsidiaries, Condor Insurance Company ("Condor Insurance"), Raven Claims Services, Inc. ("Raven Claims"), Falcon Re-Insurance Intermediaries, Inc.
("Falcon Re") and, through June 30, 1993, Interstate Program Managers-Insurance-Managing General Agents ("Interstate Program Managers"). The consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") which differ in some respects from those followed in reports to insurance regulatory authorities. All material intercompany transactions and balances have been eliminated. Certain prior year amounts have been reclassified to conform with the current year's financial statement presentation.

Significant accounting policies are:

         Revenue Recognition
Premium revenue is recognized ratably over the effective period of the policy net of premiums ceded to reinsurers. A liability is established for unearned insurance premiums for the unexpired portions of policies in force. Commissions are recognized principally on the later of the effective date of the insurance coverage or the billing date and are recorded net of amounts paid to brokers. Fees for services rendered are recorded as they are earned.

         Cash
Cash consists of all non-interest bearing deposits at financial institutions.

         Short-term investments
Short-term investments include all interest bearing deposits at financial institutions and all marketable debt securities with an original maturity of one year or less. This asset category consists primarily of money market fund balances used in conjunction with maintenance of the investment portfolio. All short-term investments are carried at cost, which approximates fair market value.

         Investments
The Company adopted the provisions of Statement of Financial Accounting Standards No. 115 ("FAS 115") "Accounting for Certain Investments in Debt and Equity Securities" at December 31, 1993. Under FAS 115, the Company classifies its debt and equity securities in one of three categories: trading, available-for-sale or held-to-maturity. Securities classified as trading are bought and held principally for the purpose of sale in the near term. Securities classified as held-to-maturity are those securities which the Company has the positive ability and intent to hold until maturity. All other securities, not classified as trading or held-to-maturity, are classified as available-for-sale. The Company had no securities classified as held-to-maturity at December 31, 1994. Securities classified as trading and available-for-sale are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains or losses on trading securities are included in earnings. Unrealized holding gains or losses on securities available-for-sale are excluded from earnings and are reported as a separate component of stockholders' equity, net of applicable income taxes, until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains and losses are recognized in earnings for transfers into trading securities. Unrealized holding gains or losses associated with the transfers into securities from held-to-maturity to available-for-sale are recorded as a separate component of stockholders' equity. The unrealized holding gains or losses in debt securities included in the separate component of equity transferred from available-for-sale to held-to-maturity are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with the amortization or accretion of premium or discount on the associated security. There were no transfers between categories in 1994. A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other than temporary is charged to income resulting in the establishment of a new cost basis for the security. No such adjustments were made in 1994, 1993 or 1992 for other than temporary declines in investment values. Premiums and discounts of the related held-to-maturity securities are amortized or accreted based on the effective interest method. Dividend and interest income are recognized when earned. The cost of securities sold and classified as held-to-maturity, available-for-sale and trading are determined using the specific identification method. Fair market value estimates of securities in the investment portfolio are drawn from third party industry trade data sources for fixed maturities and closing market prices of the securities market where listed for equities. Further, management believes each security is sufficiently liquid in its securities market to warrant these sources as providing the best estimate of fair value. In no case were any valuations made by the Company's management.

         Income Taxes
The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("FAS 109") "Accounting for Income Taxes," under which deferred income taxes are recognized for the tax consequences of "temporary differences" by applying the applicable tax rate to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The Company adopted FAS 109 in 1991 and applied the provisions of FAS 109 retroactively to January 1, 1989. The adoption of FAS 109 on a retroactive basis had no impact on previously reported earnings.

         Net Income Per Share
Net income per share of common stock is based on the weighted average number of outstanding shares of common stock. Primary and fully diluted net income per share are the same for all periods presented.

         Unpaid Losses and Loss Adjustment Expenses
The liability for unpaid losses and loss adjustment expenses is based on estimates of reported losses, estimates of unreported losses based on the Company's historical claims experience of Condor Insurance and industry data. Management believes that the provisions for unpaid losses and loss adjustment expenses are adequate to cover the cost of losses and loss adjustment expense incurred to date. However, such liability is, by necessity, based upon estimates and there can be no assurance that the ultimate liability will not exceed such estimates.

         Reinsurance
In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. The Company adopted the provisions of Statement of Financial Accounting Standards No. 113 ("FAS 113") "Accounting and Reporting Reinsurance of Short-Duration and Long-Duration Contracts" on January 1, 1993. It requires reinsurance recoverable and prepaid reinsurance premiums to be reported as assets. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. FAS 113 also establishes the conditions required for a contract with a reinsurer to be accounted for as reinsurance and prescribes accounting and reporting standards for those contracts. Contracts that do not result in the reasonable possibility that the reinsurer may realize a significant loss from the insurance risk assumed generally do not meet conditions for reinsurance accounting and are to be accounted for as deposits.

         Deferred Policy Acquisition Costs
Policy acquisition costs, consisting principally of commissions and premium taxes incurred at the time a policy is issued, are deferred and amortized over the period during which the related premiums are earned. Deferred policy acquisition costs are limited to the estimated future profit, based on the anticipated losses and loss adjustment expenses, maintenance costs and investment income. Prior to 1993, the Company had not deferred policy acquisition costs because it principally wrote only monthly policies. However, in 1993, the Company began writing annual policies as well.

         Furniture, Equipment and Improvements
Automobiles are depreciated on a straight-line basis over estimated useful lives of three to seven years. Furniture and equipment, inclusive of computer hardware, are depreciated on a straight-line basis over estimated useful lives of three to five years. Computer software is amortized on a straight-line basis over estimated useful lives of three to five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the related lease or the useful life of the asset. A summary of fixed assets is as follows:

                                                   1994         1993
                                                ----------   ----------
        Automobiles .........................   $  282,128      176,248
        Furniture and equipment .............      407,690      328,553
        Computer hardware ...................      880,398      739,479
        Computer software ...................      867,805      625,235
        Leasehold improvements ..............       92,493       67,082
                                                ----------   ----------

          Total fixed assets ................    2,530,514    1,936,597

        Less accumulated depreciation
          and amortization ..................    1,353,941      958,873
                                                ----------   ----------

          Net fixed assets ..................   $1,176,573      977,724
                                                ==========   ==========


While expenditures for betterments and major renewals are capitalized, ordinary maintenance and repairs are expensed in the period incurred. Upon sale or retirement, the cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is reflected in income.

         Intangible Assets
Intangible assets consist of organization costs. Organization costs of Condor Insurance and Falcon Re are being amortized over five-years.

         Statement of Cash Flows
For  purposes  of  the  statement  of  cash  flows,  cash  includes   short-term
investments with original maturities of one year or less.

(2)      Investments
Net investment income for the years ended December 31, 1994, 1993 and 1992 was comprised of the following:
                                              1994         1993         1992
                                           ----------   ----------   ----------
       Fixed maturities ................   $1,540,959    1,581,909    1,571,727
       Equity securities ...............      182,614       92,624        2,308
       Short-term investments ..........       78,242       91,526       79,588
                                           ----------   ----------   ----------

              Total investment income ..    1,801,815    1,766,059    1,653,623

       Less investment expenses ........      172,346      294,477      196,791
                                           ----------   ----------   ----------

              Net investment income ....   $1,629,469    1,471,582    1,456,832
                                           ==========   ==========   ==========

Changes in net unrealized losses on trading securities of $79,809 and $3,125 at December 31, 1994 and 1993 were recognized in the respective years.

The following table summarizes the net realized gains:


                                       1994        1993        1992
                                  ---------   ---------   ---------

Fixed maturities ..............   $ 227,238     805,527      90,650
Equity securities .............     158,191     246,550     131,331
                                  ---------   ---------   ---------

       Total net realized gains   $ 385,429   1,052,077     221,981
                                  =========   =========   =========

Condor Insurance classifies its debt and equity securities as available-for-sale. Gross gains of $218,411, $818,027 and $84,650 and gross losses of $10,410, $12,500 and $0 were realized on the sale of debt securities in 1994, 1993 and 1992, respectively. Gross gains of $185,702 and gross losses of $69,334 were realized on the sale of equity securities classified as available-for-sale in 1994. Gross gains of $249,387 and gross losses of $207,563 were realized on the sale of equity securities classified as trading in 1994. The table below presents costs and market values of equity securities classified as available-for-sale as of December 31, 1994:

                                              Gross       Gross
                                            Unrealized  Unrealized     Market
            1994                    Cost      Gains       Losses        Value
-----------------------------   ----------   -------   ----------    ----------

Preferred Stocks:
  Public Utilities ..........   $  388,125      --        (73,125)      315,000
  Industrial and
    Miscellaneous ...........      656,113      --        (67,363)      588,750

Common Stocks:
  Banks, Trust & Ins ........      391,650      --        (52,563)      339,087
  Industrial and
     Miscellaneous ..........    1,417,998   160,163     (145,348)    1,432,813
                                ----------   -------   ----------    ----------
                                $2,853,886   160,163     (338,399)    2,675,650
                                ==========   =======   ==========    ==========


The table below presents amortized cost and market values of fixed maturities classified as available-for-sale at December 31, 1994 and 1993:

                                                                      Gross                Gross
                                             Amortized cost      unrealized gains        unrealized             Market
                 1994                                                                      losses               value
----------------------------------------    -----------------    -----------------    -----------------    -----------------

U.S. Treasury securities                $            502,277            -                     (24,494)              477,783
Obligations of U.S.                                2,606,266            -                    (225,888)            2,380,378
  Government and agencies
Obligations of states                              6,090,181              173,247            -                    6,263,428
  municipalities, and
  political subdivisions
Corporate notes and bonds                         14,507,458            -                  (1,201,628)           13,305,830
                                            =================    =================    =================    =================
                                        $         23,706,182              173,247          (1,452,010)           22,427,419
                                            =================    =================    =================    =================

                                                                      Gross                Gross
                                             Amortized cost      unrealized gains        unrealized             Market
                 1993                                                                      losses               value
----------------------------------------    -----------------    -----------------    -----------------    -----------------
U.S. Treasury securities                $            502,617               40,572            -                      543,189
Obligations of U.S.
  Government and agencies                          1,102,513               50,671            -                    1,153,184
Obligations of states,
  municipalities. and
  political subdivisions                          10,008,411              947,986            -                   10,956,397
Corporate notes and bonds                         13,539,912               84,667             (82,386)           13,542,193
                                            =================    =================    =================    =================
                                        $         25,153,453            1,123,896             (82,386)           26,194,963
                                            =================    =================    =================    =================

Contractual maturities of fixed maturities classified as available for sale at December 31, 1994 are shown below. Expected maturities may differ from contractual maturities due to borrowers having the right to call or prepay their obligations with or without call or prepayment penalties.


                                                             Market                  Amortized
         Contractual Maturity .........................      Value         %           Cost         %
                                                           -----------   -------    -----------   -------
One year or less .......................................   $ 1,580,112       7.1    $ 1,600,000       6.7
Over one year to five years ............................     9,654,087      43.0     10,021,621      42.3
Over five years to ten years ...........................     8,034,029      35.8      8,608,998      36.3
Over ten years .........................................     3,159,191      14.1      3,475,563      14.7
                                                           -----------   -------    -----------   -------

                                                           $22,427,419     100.0    $23,706,182     100.0
                                                           ===========   =======    ===========   =======

All fixed maturities owned bear interest at fixed rates payable on a semiannual basis in U.S. dollars. At December 31, 1994 and 1993, in excess of 98% of the Company's fixed maturities were comprised of investment grade debt securities, and during the three years ended December 31, 1994 no investment in the Company's investment portfolio was classified as non-income producing. Further, no single investment in an entity has exceeded ten percent of stockholders' equity. Condor Insurance is required to maintain a deposit in the State of Arizona as a condition of licensure. This deposit must consist of government securities or Arizona government obligation bonds with a minimum par value of $550,000 and a minimum market value of $500,000 or an equal amount of cash and/or certificates of deposit. As of December 31, 1994 and 1993, the carrying value of these deposits was $547,546 and $568,000, respectively. Management has determined that the carrying value of these securities approximates fair market value. These securities are reported in the balance sheet as fixed maturities, available-for-sale.

(3)      Income Taxes
Income tax expense (benefit) for the years ended December 31, 1994, 1993, and 1992 consisted of:

                                                                Years ended December 31,
                                                              1994         1993         1992
                                                           ---------    ---------    ---------

Current tax expense ....................................   $ 154,922      148,415      473,081
Deferred  tax  benefit,  exclusive of the change in
  the valuation allowance ..............................     (18,576)      87,236       (7,033)
                                                           ---------    ---------    ---------
Total income tax expense (benefit) .....................   $ (12,159)    (223,654)     298,920
                                                           =========    =========    =========

A reconciliation of the corporate federal tax rate with the financial statement effective rates for the years ended December 31, 1994, 1993 and 1992 are as follows:

                                                                               Years ended December 31,
                                                                            1994         1993         1992
                                                                         ---------    ---------    ---------
Expected tax at 34% ..................................................   $ 149,885        6,034      654,791
State  taxes  on  income  of  non-insurance  entities,  net of
  Federal income tax benefits ........................................      54,594       24,817       24,985
Nontaxable income ....................................................    (175,769)    (315,986)    (439,257)
Nondeductible expenses ...............................................       9,567        4,612       71,179
Change in valuation allowance ........................................     (18,576)      87,236       (7,033)
Other ................................................................     (31,860)     (30,367)      (5,745)
                                                                         ---------    ---------    ---------
 Total income tax expense (benefit) ..................................   $ (12,159)    (223,654)     298,920
                                                                         =========    =========    =========

The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities and the deferred tax assets at December 31, 1994 and 1993 are presented below.

                                                          December 31,
                                                       1994           1993
                                                   -----------    -----------
Deferred tax assets:
Discounted loss reserves .......................   $   954,447      1,101,819
Salvage and subrogation recoverable ............        98,831        128,274
Unearned premiums, 20% add back ................        66,615        236,320
Accounts payable, not currently deductible .....       283,458        135,456
State income taxes paid ........................        42,511         20,305
Alternative minimum taxes in excess

  of regular tax ...............................       458,831        450,455
Net operating loss carry forwards ..............        75,057           --
                                                   -----------    -----------
                                                     1,979,750      2,072,629

Deferred tax liabilities:
Deferred policy acquisition costs ..............       (90,061)      (302,156)
Deductibles receivable .........................       (53,465)          --
Elimination of intercompany expenses ...........          --          (46,920)
Other ..........................................       (16,526)       (52,360)
                                                   -----------    -----------
                                                     1,819,698      1,671,193
Valuation allowance ............................      (395,950)      (414,526)
                                                   -----------    -----------
Net deferred tax asset .........................   $ 1,423,748      1,256,667
                                                   ===========    ===========

FAS 109 requires the establishment of a valuation allowance for any portion of the deferred tax asset that management does not believe that it is more likely than not that it will be realized. Consideration must be given to those items of taxable income available to offset future deductible amounts represented in the deferred tax asset. Sources of taxable income available include taxable income in carryback years, reversal of temporary differences, future taxable income and tax planning strategies. The future deductibles will reverse over an estimated 12-year period during which the Company must have sufficient taxable income to offset them. Although it is the opinion of management that it is more likely than not that the Company will generate sufficient ordinary taxable income to offset the future ordinary deductibles, a valuation allowance of 20% has been established. The Company paid income taxes of $62,750, $712,500 and $360,000 during 1994, 1993 and 1992, respectively. The IRS is currently examining the Company's 1991 income tax return. Any proposed adjustments are not expected to have a material impact on the Company's financial condition or results of operations.

(4)      Reinsurance
Reinsurance is the transfer of risk, by contract, from one insurance company to another for consideration (premium). The primary insurer remains liable if the reinsurer is unable to fulfill its obligations and, therefore, Condor Insurance has a contingent liability to the extent of any amounts ceded to another company. Condor Insurance evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar economic characteristics of the reinsurers to minimize its risk of significant losses from reinsurer insolvencies. On the auto and general liability lines of business, Condor Insurance had quota share, facultative and excess of loss coverage prior to May 1, 1991. Condor Insurance retained 90% of loss and loss adjustment expenses incurred on the first $100,000 of risk underwritten and retained 10% of the risk on amounts up to $1,000,000 in excess of $100,000. Since May 1, 1991, Condor Insurance has had excess of loss coverage for $800,000 in excess of $200,000 and on a facultative basis, $1,000,000 in excess of $1,000,000 and $3,000,000 in excess of $2,000,000. On May 1, 1993, the contract on the first layer was split into two layers of $300,000 in excess of $200,000 and $500,000 in excess of $500,000. Condor Insurance's liability excess of loss reinsurance contracts from May 1, 1991 to April 30, 1995 have retrospective provisions which could cause positive or negative premium adjustments based on future loss development. Prior to 1994, ceded losses had not developed to the point where retrospective ceded premium adjustments were necessary. In 1994, retrospective ceded premium adjustments were $2,359,000 due to the further development of ceded losses for accident years 1991 through 1994. Condor Insurance does not expect future adjustments with respect to these contracts to significantly impact earnings. Condor Insurance is in the process of commuting its liability excess of loss contracts with its foreign and non-admitted reinsurers, which represented 50% participation, for the reinsurance ceded period of May 1, 1991 to April 30, 1993. The objective of the commutations is to remove the statutory non-admitted liability and secure settlement from outstanding claims and reduce credit risk. The commutations are based on results as of April 30, 1994 on ceded unpaid losses and loss adjusting expenses less the retrospective premium rate adjustment. The tentative cash settlement of $851,321 is included in reinsurance funds held in the consolidated balance sheet. On physical damage lines , Condor Insurance retains 100% of the risk up to $200,000 and retains 5% of the risk on amounts up to $1,000,000 in excess of $200,000. As of May 1, 1993, the contract changed to $600,000 in excess of $400,000. Condor Insurance cedes 100% of physical damage risks underwritten in excess of $1,000,000 up to a limit of $5,000,000. As of May 1, 1994, terms were changed to $4,800,000 in excess of $200,000.

(5)      Liability for Unpaid Losses and Loss Adjustment Expenses
The liability for unpaid losses and loss adjustment expenses for Condor Insurance is based upon the accumulation of individual case reserves for losses reported prior to the close of the accounting period plus estimates, based on historical loss experience and industry data, for unreported losses and loss adjustment expenses. There is a high level of uncertainty inherent in the evaluation of loss and loss adjustment expense reserves. The long-tailed nature of liability claims exacerbates that uncertainty. Management has selected target loss and loss expense ratios that it believes are reasonable and reflective of anticipated ultimate experience, based on quarterly actuarial developments. However, loss and loss adjustment expense reserves necessarily are estimates and ultimate liability may be greater or less than the reserves established. It is necessary at times to adjust estimates of liability on a claim either upward or downward between the time a claim is reported and the time of payment. The ultimate costs of claims are dependent upon future events, the outcomes of which are affected by many factors. Condor Insurance's claims reserving procedures and settlement philosophy, current and future court rulings and jury attitudes, and other economic and social factors all can have effects on the ultimate cost of claims. Changes in company operations and management philosophy also may cause actual developments to vary from the past. Any adjustments to reserves are reflected in the operating results of the periods in which they are made.

     Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows:

                                    1994            1993
                                ------------    ------------

Balance at January 1 ........   $ 37,575,246      25,972,871
 Less reinsurance recoverable     15,533,469       7,864,015
                                ------------    ------------
Net balance at January 1 ....     22,041,777      18,108,856
                                ------------    ------------

Incurred related to:
 Current year ...............     16,282,358      17,972,070
 Prior years ................       (783,756)     (1,186,000)
                                ------------    ------------
Total incurred ..............     15,498,602      16,786,070
                                ------------    ------------

Paid related to:
 Current year ...............      6,499,436       5,117,285
 Prior years ................     12,090,264       7,735,864
                                ------------    ------------
Total paid ..................     18,589,750      12,853,149
                                ------------    ------------

Net balance at December 31, .     18,950,629      22,041,777
Plus reinsurance recoverables      6,802,294      15,533,469
                                ============    ============
Balance at December 31, .....   $ 25,752,923      37,575,246
                                ============    ============

Condor Insurance settled twenty (20) of the twenty-eight (28) prior year claims that were reinsured in excess of $200,000 during 1994, in addition to a large portion of smaller claims as indicated by the total paid of $18,589,750 during 1994 compared to $12,853,149 during 1993. As a result, Condor Insurance's reduction in case reserves and the number of remaining outstanding claims greatly reduced the factor attributed to incurred but not reported claims development.

(6)      Related Party Transactions
The Company had no notes receivable from officers and directors at December 31, 1994 and 1993. The Company pays to or recovers from an outside director an annual fee equal to twenty percent of net capital gains or losses on equity securities in the Company's trading portfolio for which he is responsible. In addition, Condor Insurance pays to this outside director for investment services an annual fee equal to one-tenth of one percent of the value of the investments made in debt securities. For 1994, his participation resulted in a net recovery of $6,957 and was paid $49,123 and $27,868, for 1993 and 1992, respectively.
Condor Insurance pays Tocqueville Asset Management L.P., of which one of the directors is a principal, a fee equal to one-half of one percent of the total market value of the equity portfolio under its management, evaluated and paid on a monthly basis. During 1994, 1993 and 1992, such fees amounted to $12,728, $8,609, and $0, respectively. Condor Insurance, since the commencement of insurance company operations in 1989, has offered its monthly commercial automobile insurance policies to members of the Waste Industry Loss Prevention and Safety Association (the "Association"). The Chairman and Chief Executive Officer of the Company is an officer, director and shareholder of the Association. In order to accept monthly commercial automobile coverage written by Condor Insurance, an applicant must become a member of the Association. This business constituted approximately 94%, 84% and 100% for 1994, 1993 and 1992, respectively. of total premiums written by Condor Insurance. Since 1981, the Company has had the exclusive right to provide insurance programs to the Association pursuant to an agreement which may be terminated as of April 1 of any year by either party by giving 15 months' notice of cancellation.

(7)      Operating Lease
The Company leases office space under an operating lease which expires on February 29, 1996 with two one-year options to renew. The lease provides for annual adjustments to rent based on changes in the consumer price index. The following table shows minimum non-cancelable rental commitments for leases in effect at December 31, 1994:

                                          Minimum
               Year payable               rentals
       ----------------------------    -------------

       1995                        $        245,683
       1996                                  40,948
       1997 and thereafter                      -
                                       -------------
       Total                       $        286,631
                                       =============

Total rent expense under the Company's operating leases for 1994, 1993 and 1992 was $245,683, $245,683 and $143,864, respectively. The rent expense for 1992 was exceptionally low due to leasing considerations. In addition, monthly parking, excess electricity and after-hours air conditioning expenses were paid to the lessor under the operating lease commencing December 11, 1992.

(8)      Stock Options
In January 1989, the Company adopted a qualified stock incentive plan whereby the Company may grant to employees determined by the Company's Compensation Committee either options to purchase or appreciation rights with respect to the Company's common stock and may sell restricted shares of the Company's common stock. A maximum of 220,000 shares of the Company's common stock is available for issuance under this plan. On May 28, 1992, the Company adopted the 1992 Non-Employee Director Stock Option Plan. Under this plan, each of the non-employee directors annually are automatically granted 3,300 shares of common stock effective on the twelfth business day following the release by the Company of its annual summary statement of sales and earnings relating to its most recently completed fiscal year, at an exercise price equal to the fair market value of the stock on that day and exercisable over a five-year period. A maximum of 88,000 shares of the Company's common stock is available for issuance under this plan. On January 6, 1989 and April 1, 1991, the Company granted 10,000 and 9,000 options to certain officers and directors outside of the stock plans. As of December 31, 1994, 14,300 options were outstanding outside of the stock plans. Transactions in stock options are summarized as follows:

                                   Shares
                                    under
                                   option     Price range
                                   -------   --------------

Outstanding at December 31, 1991    67,300   2.000 - 5.500
Granted ........................    35,500   3.375 - 3.750
Exercised ......................    25,000   2.000 - 3.3750
Effect of 10% stock dividend ...     6,180       --
Canceled .......................    16,000   2.000 -5.500
                                   -------   --------------

Outstanding at December 31, 1992    67,980   1.820 - 4.550
Granted ........................    29,200   6.375 - 7.010
Exercised ......................     9,250   1.820 - 4.550
                                   -------   --------------

Outstanding at December 31, 1993    87,930   1.820 - 6.370
Granted ........................    33,200   5.250 - 5.775
Exercised ......................     3,300      1.820
Canceled .......................     5,020   3.070 - 6.375
                                   -------   --------------

Outstanding at December 31, 1994   112,810
                                   =======

The Company has granted all stock options to date at the fair market value on the date of grant. In certain circumstances, outstanding options have been canceled and reissued at the fair market value at the date of reissue. A summary of stock options expirations for options outstanding as of December 31, 1994 is as follows:

                                  Number of             Exercise
                                   Shares                 Price
                                --------------    ----------------------

April 1, 1996                     12,650           $      1.820
May 28, 1997                       9,900                  3.410
August 18, 1997                   18,250              3.070 - 3.410
May 21, 1998                      27,700              6.375 - 7.010
March 30, 1999                    33,200              5.250 - 5.775
December 21, 1999                 11,110                  4.550
                                --------------
                                 112,810
                                ==============
The number of shares of common stock reserved for granting future options was 169,640, 197,820, and 227,020, December 31, 1994, 1993 and 1992, respectively.

(9)      Treasury Stock
As of December 31, 1994, 1993 and 1992, the Company held 0, 744 and 16,223 shares of common stock in treasury with a cost and carrying basis of $0, $3,028 and $65,454, respectively. In 1994, 1993 and 1992, 16,500, 0 and 39,700 shares of common stock were purchased in the open market. In addition, 0, 21 and 10 shares were purchased in 1994, 1993 and 1992, respectively, from former employees at market value on the date of purchase.

(10)     Employee's Profit Sharing Plan
The Company maintains a noncontributory employees' profit sharing plan for the purpose of providing a qualified pension plan. The plan provides for contributions by the Company of a discretionary sum not to exceed 15% of the total covered employees' compensation. Contributions by the Company to the plan amounted to $80,826, $0 and $254,976 for the years ended December 31, 1994, 1993 and 1992, respectively.

(11)     Government Regulation
Many aspects of the Company's operations are subject to government regulation. As an insurance holding company domiciled in California, the Company is subject to regulation by the California Department of Insurance. Under applicable California law, Condor Insurance is restricted from paying dividends to the greater of net income for the preceding year or 10% of policyholder surplus as of December 31 of the preceding year without obtaining prior regulatory approval. Condor Insurance is domiciled in the state of California and prepares its financial statements in accordance with statutory accounting practices prescribed or permitted by the California Department of Insurance. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. During 1993, the California Insurance Department completed its triennial examination of Condor Insurance. The Department classified certain investments amounting to $723,504 as non-admitted and excluded them from their calculation of statutory surplus as these investments were held outside of the State of California. Subsequent to the exam, Condor Insurance transferred these assets back to the State of California. The Department's report contained certain other findings, none of which have an impact on statutory surplus. A reconciliation of stockholders' equity and net income for Condor Insurance, as filed with regulatory authorities on the basis of statutory accounting practices to that reported in the accompanying consolidated financial statements, based on generally accepted accounting principles, is shown as follows:

                   Statutory Surplus and Stockholders' Equity

                                                     1994            1993
                                                 ------------    ------------


Condor Insurance's statutory surplus .........   $  6,463,479       6,306,890


Nonadmitted assets ...........................        190,518         180,018
Allowance for doubtful accounts ..............       (114,311)       (108,000)
Deductibles receivable .......................        157,250         109,456
Deferred income taxes ........................      1,218,409       1,256,667
Unrealized gain (loss) on securities available
  for-sale ...................................       (804,634)      1,041,510
Equity of non-insurance companies ............      3,783,829       3,520,243
Other ........................................       (731,555)       (342,387)
                                                 ------------    ------------

Consolidated GAAP stockholders' equity .......   $ 10,162,985      11,964,397
                                                 ============    ============

                                   Net Income

                                             1994           1993           1992
                                          -----------    -----------    -----------
Condor Insurance's statutory net income   $   297,072     (1,046,030)     1,361,509
Allowance for doubtful accounts .......        (6,311)        11,000        (59,000)
Deductibles receivable ................        47,794         57,020         (9,774)
Deferred income taxes .................       370,914        247,460        174,161
Deferred policy acquisition costs .....      (623,810)       888,694           --
Net income of non-insurance companies .       633,592        249,337        164,899
                                          -----------    -----------    -----------
Other .................................      (266,255)      (166,082)        (4,858)
                                          -----------    -----------    -----------
Consolidated GAAP net income ..........   $   452,996        241,399      1,626,937
                                          ===========    ===========    ===========

The National Association of Insurance Commissioners ("NAIC"), in response to growing concerns about the financial health of insurance companies, adopted the "Solvency Policing Agenda for 1990" which outlined several areas for strengthening state regulation in order to discourage federal regulation. One of the areas addressed by the NAIC in the agenda was the development of a model for the insurance industry for determining the risk based capitalization requirements ("RBC"). The RBC model has proven to be a complex and far reaching, as well as controversial, element of the NAIC's agenda. The controversy revolves around the application of a standard RBC model to all property and casualty companies having diverse underwriting risks. The RBC model for property and casualty insurance companies was adopted in December 1993. The RBC model provides for the calculation of an "RBC Charge after Covariance Adjustment," 80 percent of which determines the "Company Action Level." The RBC model sets the first level of regulatory supervision if a company's statutory surplus falls below the "Company Action Level." Condor Insurance has calculated the Company Action Level using the 1994 statutory annual statement to be $4,458,657 and Condor Insurance's statutory surplus at December 31, 1994 was $6,463,479.

(12)     Disposition of Subsidiary
Effective July 1, 1993, the Company divested itself of Interstate Program Managers, a separate and wholly owned subsidiary. Interstate Program Managers operated as a non-exclusive general agent which placed excess and surplus lines of insurance. The sale resulted in an insignificant gain to the Company.

(13)     Commitments and Contingencies
On October 31, 1991, Consolidated Disposal Service, Inc. and John Telesio initiated Los Angeles Superior Court Case No. BC041196 against Guy A. Main & Company; Interstate Program Managers, Inc., Condor Services, Inc.; and Does 1-100, Inclusive. On June 22, 1993, an adverse jury verdict was awarded against the Company in the amount of $620,000 comprised of $500,000 in damages plus $120,000 in interest. The case involved placement of insurance in 1985 by the Company's predecessor insurance brokerage operation, which placed a $1,000,000 liability insurance policy for the plaintiff with an admitted insurance company which became insolvent approximately three years later. An accident occurred in September 1985 resulting in a judgment of $1.7 million in favor of the plaintiff. The California Insurance Guarantee Association paid $500,000, the excess insurance carrier paid $700,000 and the jury held the Company liable for the remaining $500,000. On September 14, 1993, the Court granted the Company's motion for an order for judgment notwithstanding the verdict, which overturned the jury verdict. The ruling is in the process of appeal. The Company does not anticipate that this litigation will have a material impact on the Company. In 1993, Condor Insurance filed suit against a former agent L. W. Gaskill Company, Inc., which represented Condor in its Arizona private passenger automobile program, and an individual who represented that agent alleging misappropriation of premium funds in the amount of approximately $1,870,000 from the program. (Condor Insurance Company v. L.W. Gaskill, Nicholas Neu, Norwest Bank Arizona, et. al., No. CV33-25238). On July 14, 1994, Condor Insurance was awarded a judgment in the Superior Court of Arizona for approximately $1,947,000 against L.W. Gaskill and Nicholas Neu. The judgment covered approximately $1,870,000 in premium monies which were not paid over to Condor Insurance with related expenses, and is subject to 10% interest from July 14, 1994. Although Condor Insurance is attempting to collect on this judgment, it has not yet been successful and no assurance can be given that Condor Insurance will be successful in recovering any funds. Nicholas Neu, the individual against whom Condor Insurance has a judgment, filed for bankruptcy in Las Vegas in December 1994. The Company has challenged this filing and the case is still active. In 1993, Condor Insurance wrote off $1,870,000 for the misappropriation of premium funds. Condor Insurance filed a legal action in U.S. District Court for the Southern District of New York against a financial institution alleging that the financial institution improperly deposited misappropriated checks from the Arizona program totaling approximately $2.8 million into accounts unrelated to the Company in (Condor Insurance v. Citibank, N.A.). Discovery has commenced in this case and the Company intends to vigorously prosecute the action. On or about November 30, 1994, Michael Cruise filed a "Class Action Complaint" in Federal District Court in Arizona against the Company and Mr. Main, the Company's Chief Executive Officer (Michael Cruise v. Condor Services, Inc. and Guy A. Main, No. 94-832 TUC RMB). The complaint seeks damages in an unspecified amount, and asserts claims for alleged violations of Sections 10(b) and 20 of the Securities Exchange Act of 1934 and Rule 10(b)5 thereunder, and for negligent misrepresentation, related to the Company's Arizona private passenger automobile program and misappropriation of premium funds in 1993. The claims in the lawsuit relate to the Arizona automobile program and misappropriation of premiums by Gaskill during 1993 in Arizona. The complaint alleges that between August 3, 1993 and August 2, 1994, the Company's public announcements and filings with the Securities and Exchange Commission were inadequate and misleading in that they allegedly failed to disclose the extent of the problems relating to the Arizona automobile program and the misappropriation of premiums by Gaskill. The complaint further alleges that during the year in question the timing of the Company's public announcements and filings with the Securities and Exchange Commission manipulated the market for the Company's stock, and that as a result during that year the Company's stock traded at artificially inflated prices which purportedly damaged the plaintiff and other investors. While formal discovery has not yet commenced, the Company believes that it has meritorious defenses to the claims asserted and it intends to vigorously defend its position. Management believes that resolution of this litigation is not expected to have a significant impact on the financial position of the Company. Condor Insurance is involved in various other litigation relating to losses arising from insurance contracts in the normal course of business which are provided for under "unpaid losses and loss adjustment expenses." The Company also is involved in other litigation pertaining to general corporate matters. While litigation is by nature uncertain, management, based in part on advice of counsel, believes that the ultimate outcome of these actions will not have a material adverse effect on the consolidated financial condition of the Company.

                     CONDOR SERVICES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                            September 30,   December 31,
                                                                                                1995            1994
                                                                                            ------------   ------------
                                                                                            (Unaudited)
ASSETS
Investments:
    Fixed maturities, available-for-sale, at fair market value (amortized cost
        $21,807,480 and $23,706,182) ....................................................   $ 21,878,503   $ 22,427,419
    Equity securities, trading, at fair market value (cost $482,500 and
        $ 397,409).......................................................................        472,938        314,475
    Equity securities, available-for-sale, at fair market value
        (cost $3,161,413 and $2,853,885) ................................................      3,554,900      2,675,650
    Short-term investments ..............................................................        217,394      2,264,324
                                                                                            ------------   ------------
                                                                                              26,123,735     27,681,868

Cash ....................................................................................         85,359         82,896
Accrued investment income ...............................................................        331,738        449,167
Premiums receivable, net ................................................................      1,161,125        853,899
Reinsurance recoverable on paid losses ..................................................        204,873        141,217
Reinsurance recoverable on unpaid losses ................................................      5,767,511      6,802,294
Deferred policy acquisition costs .......................................................        296,102        264,884
Furniture, equipment and improvements, net of accumulated depreciation of
    $1,359,438 and $1,353,941 ...........................................................        854,780      1,176,573
Income taxes recoverable ................................................................        144,845           --
Deferred tax asset ......................................................................      1,228,880      1,423,748
Deferred tax asset on holding losses
    on fixed maturities and equity securities ...........................................           --          495,379
Intangible assets, net of accumulated amortization of $59,420
    and $38,980 .........................................................................          8,490         28,930
Prepaid expenses and other assets .......................................................        915,695        631,439
                                                                                            ------------   ------------
            Total assets ................................................................   $ 37,123,133   $ 40,032,294
                                                                                            ============   ============

        LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses ..............................................   $ 20,814,099   $ 25,752,923
Unearned premiums .......................................................................      1,187,565        979,638
Reinsurance funds held ..................................................................        106,484        885,255
Reinsurance premiums payable ............................................................      1,793,049      1,087,390
Commissions payable .....................................................................        280,380        262,221
Income taxes payable ....................................................................           --           91,421
Deferred tax liability on holding gains on fixed maturities and
  equity securities .....................................................................        157,933           --
Accounts payable and accrued expenses ...................................................        656,568        810,461
                                                                                            ------------   ------------
            Total liabilities ...........................................................     24,996,078     29,869,309
                                                                                            ------------   ------------
Stockholders' equity:
   Preferred stock, par value $.01 per share;
        Authorized 200,000 shares; none outstanding .....................................           --             --
   Common stock, par value $.01 per share;
        Authorized 3,800,000 shares; 1,949,806 and 1,969,806 shares outstanding .........         19,498         19,698
Additional paid-in capital ..............................................................      7,809,822      7,899,622
Unrealized gains (losses) on investments, ...............................................        306,577       (961,619)
Retained earnings .......................................................................      3,991,158      3,205,284
                                                                                            ------------   ------------
            Total stockholders' equity ..................................................     12,127,055     10,162,985

Less: Shares held in treasury ...........................................................           --             --
                                                                                            ------------   ------------
            Net stockholders' equity ....................................................     12,127,055     10,162,985

Commitments and contingencies
                                                                                            ------------   ------------
            Total liabilities and stockholders' equity ..................................   $ 37,123,133   $ 40,032,294
                                                                                            ============   ============

                     See accompanying notes to consolidated
                             financial statements.

                     CONDOR SERVICES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                           Three Months                  Nine Months
                                                       Ended September 30,           Ended September 30,
                                                  ----------------------------   ----------------------------
                                                      1995            1994           1995            1994
                                                  ------------    ------------   ------------    ------------
Revenues
   Gross premiums earned ......................   $  5,787,936    $  6,996,222   $ 17,340,723    $ 20,951,139
   Less: Earned  premiums ceded to reinsurers .      1,402,512       1,828,991      4,112,008       5,085,785
                                                  ------------    ------------   ------------    ------------
      Net premiums earned .....................      4,385,424       5,167,231     13,228,715      15,865,354

   Commission and fees ........................        141,252         278,452        453,461         772,470
   Net Investment income ......................        404,615         431,946      1,210,953       1,208,241
   Net unrealized gains (losses) on trading
     securities ...............................         (1,147)          8,507         73,372         (30,439)
   Net realized gains .........................         61,236          93,324         14,194         365,900
   Recovery on misappropriation of funds ......           --              --          890,000            --
   Other revenue (expense) ....................        (16,285)         20,033         (6,865)         31,427
                                                  ------------    ------------   ------------    ------------
                                                     4,975,095       5,999,493     15,863,830      18,212,953
                                                  ------------    ------------   ------------    ------------
Expenses:
   Gross losses and loss adjustment expense ...      4,900,591       4,498,291     14,643,935      14,497,522
   Ceded losses and loss adjustment expenses ..      1,228,303         545,995      5,276,274       2,026,585
                                                  ------------    ------------   ------------    ------------
   Net losses and loss adjustment expenses ....      3,672,288       3,952,296      9,367,661      12,470,937

   Underwriting and acquisition costs .........      1,083,727       1,332,402      3,392,097       3,859,204
   General and administrative .................        624,411         658,829      2,098,755       2,188,133
                                                  ------------    ------------   ------------    ------------
                                                     5,380,426       5,943,527     14,858,513      18,518,274
                                                  ------------    ------------   ------------    ------------
Income (loss) before provision for income taxes       (405,331)         55,966      1,005,317        (305,321)

Provision (benefit) for income tax expense ....       (149,448)         30,551        219,443        (284,507)
                                                  ------------    ------------   ------------    ------------
      Net Income (loss) .......................   $   (255,883)   $     25,415   $    785,874    $    (20,814)
                                                  ============    ============   ============    ============

Net Income (loss) per common share ............   $       (.13)   $        .01   $        .40    $       (.01)
                                                  ============    ============   ============    ============

Weighted average number of common shares
      outstanding during the periods ..........      1,962,415       1,984,333      1,967,315       1,983,453
                                                  ============    ============   ============    ============


                     See accompanying notes to consolidated
                             financial statements.

                     CONDOR SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                   Nine Months Ended
                                                                                     September 30,
                                                                              ----------------------------
                                                                                  1995            1994
                                                                              ------------    ------------
Cash flows from operating activities:
   Net income .............................................................   $    785,874    $    (20,814)
   Equity securities, trading:
      Purchases ...........................................................    (17,423,813)    (10,522,391)
      Sales ...............................................................     17,338,722      10,072,062
   Add items not affecting cash:
      Depreciation and amortization .......................................        327,224         318,760
      Unrealized (gains) losses on trading securities .....................        (73,372)         30,439
                                                                              ------------    ------------
                                                                                   954,635        (121,944)
   Changes in:
      Accrued investment income ...........................................        117,429         133,607
      Premiums receivable, net ............................................       (307,226)        129,102
      Reinsurance recoverable on paid losses ..............................        (63,656)       (927,201)
      Reinsurance recoverable on unpaid losses ............................      1,034,783       2,522,710
      Deposit held by reinsurer ...........................................           --           154,000
      Deferred policy acquisition costs ...................................        (31,218)        617,303
      Income taxes recoverable ............................................       (144,845)        521,953
      Deferred tax asset ..................................................        194,868        (343,809)
      Prepaid expenses and other assets ...................................       (284,256)       (218,191)
      Unpaid losses and loss adjustment expenses ..........................     (4,938,824)     (3,403,245)
      Unearned premiums ...................................................        207,927      (2,518,568)
      Reinsurance funds held ..............................................       (778,771)           --
      Reinsurance premiums payable ........................................        705,659       1,240,916
      Commissions payable .................................................         18,159         (51,622)
      Income taxes payable ................................................        (91,421)         26,848
      Accounts payable and accrued expenses ...............................       (153,893)       (277,952)
                                                                              ------------    ------------
                   Net cash provided (used) by operating activities .......   (3,560,650))      (2,516,093)
                                                                              ------------    ------------

Cash flows from financing activities:
   Exercise of options by employees .......................................           --             6,006
   Repurchase and retirement of common stock ..............................        (90,000)
                                                                              ------------    ------------
                   Net cash provided (used) by financing activities .......        (90,000)          6,006
                                                                              ------------    ------------

Cash flows from investing activities: Fixed maturities, available for sale:
      Purchases ...........................................................     (6,538,913)     (3,976,088)
      Sales ...............................................................      6,986,143       4,110,150
      Maturities and calls ................................................      1,427,672       1,240,248
   Equity securities, available for sale:
      Purchases ...........................................................     (1,231,037)       (586,014)
      Sales ...............................................................        923,509         966,278
   Additions to furniture, equipment and improvements, net ................       (126,340)       (427,845)
   Disposal of furniture, equipment and improvements, net .................        165,149            --
                                                                              ------------    ------------
                   Net cash provided by investing activities ..............      1,606,183       1,326,729
                                                                              ------------    ------------

                   Net increase (decrease) in cash and
                   short term investments .................................     (2,044,467)     (1,183,358)
  Cash and short term investments, beginning of period ....................      2,347,220       2,073,748
                                                                              ------------    ------------
  Cash and short term investments, end of period ..........................   $    302,753    $    890,390
                                                                              ============    ============

                See accompanying notes to consolidated financial
                                  statements.

               Notes to Interim Consolidated Financial Statements


(1)        Basis of Presentation

          Condor Services, Inc., through its insurance subsidiary, is primarily engaged in the underwriting of non-standard commercial automobile insurance in the State of California and, to a lesser extent, non-standard commercial and private passenger automobile insurance in the State of Arizona.

          The accompanying consolidated financial statements include the accounts of Condor Services, Inc. (the "Company") and its wholly-owned subsidiaries, Condor Insurance Company ("Condor Insurance"), Raven Claims Services, Inc. ("Raven Claims") and Falcon Re-Insurance Intermediaries, Inc. ("Falcon Re"). The consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") which differ in some respects from those followed in reports to insurance regulatory authorities. All material intercompany transactions and balances have been eliminated.

          The interim consolidated financial statements presented herein are unaudited. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The results for the interim periods are not necessarily indicative of the results for the full year. These interim consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1994.

(2)       Income Taxes

          The Company files a consolidated income tax return with its subsidiaries for federal income tax purposes. For California franchise tax purposes, the Company files a combined return with Raven Claims and Falcon Re. In lieu of the franchise tax, both California and Arizona impose a tax on insurance companies based on direct premiums written. Thus, Condor Insurance is taxed separately in California and Arizona based on the amount of its direct premiums written for those states.

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("FAS 109") "Accounting for Income Taxes," under which deferred income taxes are recognized for the tax consequences of "temporary differences" by applying the applicable tax rate to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date of the change.

         Income taxes for interim periods are based on the estimated effective tax rate for the year.

(3)      Reinsurance

         In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers.

         The Company adopted the provisions of Statement of Financial Accounting Standards No. 113 ("FAS 113") "Accounting and Reporting Reinsurance of
Short-Duration and Long-Duration Contracts" on January 1, 1993. It requires reinsurance recoverable and prepaid reinsurance premiums to be reported as assets. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy.

         FAS 113 also establishes the conditions required for a contract with a reinsurer to be accounted for as reinsurance and prescribes accounting and reporting standards for those contracts. Contracts that do not result in the reasonable possibility that the reinsurer may realize a significant loss from the insurance risk assumed generally do not meet conditions for reinsurance accounting and are to be accounted for as deposits.

(4)       Investments

         The Company adopted the provisions of Statement of Financial Accounting Standards No. 115 ("FAS 115"), "Accounting for Certain Investments in Debt and Equity Securities" at December 31, 1993. FAS 115 established new standards for accounting for certain investments in debt and equity securities, requiring classification of securities and specific accounting treatments for each classification. Under FAS 115, debt and equity securities are classified as either held-to-maturity, trading or available-for-sale. The Company has classified the entire portfolio of debt and equity securities of its insurance subsidiary as available-for-sale, and accordingly, these securities have been reported at fair value, recording an unrealized gain or loss, net of applicable income taxes, in the equity section of the balance sheet. The portfolio of equity securities of the holding company has been classified as trading, and accordingly, these securities have been reported at fair value, recording an unrealized gain or loss on the Consolidated Statements of Income.

(5)       Stockholders' Equity

         In 1995, the Company purchased 34,500 shares of its common stock in the open market at the current market price. As of November 13, 1995, 20,000 of these shares have been retired, and the remaining 14,500 shares have been retained by the Company as treasury stock.

                  (b) The following pro forma financial information is being furnished pursuant to Article 11 of Regulation S-X and are being filed within 60-days of the Registrant's Report on Form 8-K dated November 30, 1995.

                           1. Unaudited Pro Forma Combined Balance Sheet as of September 30, 1995.

                           2.   Unaudited  Pro  Forma  Combined   Statements  of
                                Income for the nine months ended September 30, 1995 and 1994.

                           3.   Unaudited  Pro  Forma  Combined   Statements  of
                                Income for the years ended December 31, 1994, 1993 and 1992.

                           4. Notes to Unaudited Pro Forma Combined Financial Statements.

                    Unaudited Pro Forma Combined Balance Sheet
                            As of September 30, 1995
                                 (In thousands)

                                                                         Historical                          Pro Forma
                                                                 --------------------------        -------------------------
                                                                   Amwest           Condor         Adjustments      Combined
                          ASSETS
Investments:
  Fixed maturities, held to maturity, at amortized cost          $  15,473                                         $  15,473
  Fixed maturities, available for sale, at market value             82,165           21,879                          104,044
  Equity securities, available for sale, at market value             7,439            3,555            (414)          10,580
  Equity securities, trading, at market value                                           473                              473
  Other invested assets                                                333                                               333
  Short-term investments                                             1,059              217                            1,276
                                                                ----------           ------            ----        ---------
    Total investments                                              106,469           26,124            (414)         132,179
Cash and cash equivalents                                            5,028               85                            5,113
Accrued investment income                                            1,267              332                            1,599
Agents balances and premiums receivable                              9,311            1,161                           10,472
Reinsurance recoverable:
  Paid loss and loss adjustment expenses                             1,078              205                            1,283
  Unpaid loss and loss adjustment expenses                             768            5,768                            6,536
Ceded unearned premiums                                              2,959                                             2,959
Deferred policy acquisition costs                                   14,393              296                           14,689
Furniture, equipment and improvements, net                           2,324              855                            3,179
Current Federal income taxes                                           668              145                              813
Deferred Federal income taxes                                                         1,229                            1,229
Other assets                                                         6,496              923                            7,419
                                                                ----------           ------            ----        ---------
    Total assets                                                $  150,761           37,123            (414)       $ 187,470
                                                                ==========           ======            ====        =========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Unpaid losses and loss adjustment expenses                    $   10,207           20,814                        $  31,021
  Unearned premiums                                                 34,431            1,188                           35,619
  Funds held as collateral                                          41,435                                            41,435
  Commissions payable                                                                   280                              280
  Reinsurance funds held                                                                106                              106
  Amounts due to reinsurers                                            345            1,793                            2,138
  Bank indebtedness                                                 12,500                                            12,500
  Current Federal income taxes                                                                                             0
  Deferred Federal income taxes                                      4,010                             (288)           3,722
  Deferred tax liability on holding gains on fixed
    maturities and equity securities                                                    158                              158
  Other liabilities                                                  5,831              657             692            7,180
                                                                ----------           ------            ----        ---------
    Total liabilities                                              108,759           24,996             404          134,159

Stockholders' equity:
  Preferred stock, $.01 par value
  Common stock, $.01 par value                                          24               19             (10)              33
  Additional paid-in capital                                         9,358            7,810              10           17,178
  Net unrealized appreciation (depreciation) of
    investments carried at market, net of income taxes               1,554              307            (164)           1,697
  Retained earnings                                                 31,066            3,991            (654)          34,403
                                                                ----------           ------            ----        ---------
    Total stockholders equity                                       42,002           12,127            (818)          53,311
                                                                ----------           ------            ----        ---------
      Total liabilities and stockholders'equity                 $  150,761           37,123            (414)       $ 187,470
                                                                ==========           ======            ====        =========

       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                  For the nine months ended September 30, 1995
                     (In thousands, except per share data)

                                                                          Historical                       Pro Forma
                                                                  --------------------------      ----------------------------
                                                                    Amwest           Condor        Adjustments       Combined

Underwriting revenues:

  Net premiums written                                            $ 49,928           13,229                        $  63,157
  Net change in unearned premiums                                      550                                               550
                                                                  --------           ------                        ---------

    Net premiums earned                                             50,478           13,229                           63,707

Underwriting expenses:

  Net losses and loss adjustment expenses                           16,440            9,368                           25,808
  Policy acquisition costs                                          25,302            3,392                           28,694
  General operating costs                                            8,927            2,099                           11,026
                                                                  --------           ------                        ---------

    Total underwriting expenses                                     50,669           14,859                           65,528
                                                                  --------           ------                        ---------

      Underwriting income (loss)                                     (191)          (1,630)                          (1,821)

Net investment income                                                4,787            1,211                            5,998
Net unrealized gains (losses) on trading securities                                      73                               73
Net realized investment gains (losses)                               1,229               14                            1,243
Interest expense                                                     (805)                                             (805)
Collateral interest expense                                        (1,305)                                           (1,305)
Recovery on misappropriation of funds                                                   890                              890
Commissions and fees                                                                    453                              453
Other revenue                                                                           (6)                              (6)
                                                                  --------           ------                        ---------

  Income before provision for income taxes                           3,715            1,005                            4,720

Provision for income taxes                                             778              219                              997
                                                                  --------           ------                        ---------

      Net income from continuing operations                        $ 2,937              786                         $  3,723
                                                                  ========           ======                        =========

Earnings per common share, primary:
  Net income from continuing operations                            $  1.22             0.40                         $   1.12
                                                                  ========           ======                        =========

Weighted average number of
  common shares outstanding                                          2,402            1,967                            3,337
                                                                  ========           ======                        =========

Earnings per common share, assuming full dilution:
  Net income from continuing operations                            $  1.22             0.40                         $   1.11
                                                                  ========           ======                        =========

Weighted average number of
  common shares outstanding                                          2,405            1,967                            3,340
                                                                  ========           ======                        =========


       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                  For the nine months ended September 30, 1994
                     (In thousands, except per share data)

                                                                            Historical                        Pro Forma
                                                                    -------------------------         --------------------------
                                                                       Amwest          Condor         Adjustments       Combined

Underwriting revenues:

  Net premiums written                                              $   51,507         15,865                       $   67,372
  Net change in unearned premiums                                       (7,433)                                         (7,433)
                                                                    ----------         ------                       ----------

    Net premiums earned                                                 44,074         15,865                           59,939

Underwriting expenses:

  Net losses and loss adjustment expenses                               11,023         12,471                           23,494
  Policy acquisition costs                                              23,120          3,859                           26,979
  General operating costs                                                9,452          2,188                           11,640
                                                                    ----------         ------                       ----------

    Total underwriting expenses                                         43,595         18,518                           62,113
                                                                    ----------         ------                       ----------

      Underwriting income (loss)                                           479         (2,653)                          (2,174)

Net investment income                                                    4,104          1,208                            5,312
Net unrealized gains (losses) on trading securities                                       (30)                             (30)
Net realized investment gains (losses)                                    (214)           366                              152
Interest expense                                                          (597)                                           (597)
Collateral interest expense                                             (1,507)                                         (1,507)
Commissions and fees                                                                      772                              772
Other revenue                                                                              31                               31
                                                                    ----------         ------                       ----------

  Income before provision for income taxes                               2,265           (306)                           1,959

Provision for income taxes                                                 431           (285)                             146
                                                                    ----------         ------                       ----------

      Net income from continuing operations                          $   1,834            (21)                        $  1,813
                                                                    ==========         ======                       ==========

Earnings per common share, primary:
  Net income from continuing operations                              $    0.76          (0.01)                        $   0.54
                                                                    ==========         ======                       ==========

Weighted average number of
  common shares outstanding                                              2,411          1,983                            3,354
                                                                    ==========         ======                       ==========

Earnings per common share, assuming full dilution:
  Net income from continuing operations                              $    0.76          (0.01)                        $   0.54
                                                                    ==========         ======                       ==========

Weighted average number of
  common shares outstanding                                              2,411          1,983                            3,354
                                                                    ==========         ======                       ==========


       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                      For the year ended December 31, 1994
                     (In thousands, except per share data)

                                                                           Historical                          Pro Forma
                                                                     --------------------------      ----------------------------
                                                                      Amwest           Condor        Adjustments         Combined
Underwriting revenues:

  Net premiums written                                                $  66,975          19,460                        $  86,435
  Net change in unearned premiums                                        (5,146)                                          (5,146)
                                                                      ---------          ------                        ---------

    Net premiums earned                                                  61,829          19,460                           81,289

Underwriting expenses:

  Net losses and loss adjustment expenses                                14,095          14,633                           28,728
  Policy acquisition costs                                               31,755           4,709                           36,464
  General operating costs                                                12,734           3,034                           15,768
                                                                      ---------          ------                        ---------

    Total underwriting expenses                                          58,584          22,376                           80,960
                                                                      ---------          ------                        ---------

      Underwriting income (loss)                                          3,245          (2,916)                             329

Net investment income                                                     5,737           1,629                            7,366
Net unrealized gains (losses) on trading securities                                         (80)                             (80)
Net realized investment gains (losses)                                     (269)            385                              116
Interest expense                                                           (840)                                            (840)
Collateral interest expense                                              (1,921)                                          (1,921)
Commissions and fees                                                                      1,379                            1,379
Other revenue                                                                                44                               44
                                                                      ---------          ------                        ---------

  Income before income taxes                                              5,952             441                            6,393

Provision for income taxes                                                1,364             (12)                           1,352
                                                                      ---------          ------                        ---------

      Net income from continuing operations                           $   4,588             453                        $   5,041
                                                                      =========          ======                        =========

Earnings per common share, primary:
  Net income from continuing operations                               $    1.91            0.23                        $    1.50
                                                                      =========          ======                        =========

Weighted average number of
  common shares outstanding                                               2,408           1,981                            3,350
                                                                      =========          ======                        =========

Earnings per common share, assuming full dilution:
  Net income from continuing operations                               $    1.91            0.23                        $    1.50
                                                                      =========          ======                        =========

Weighted average number of
  common shares outstanding                                               2,408           1,981                            3,350
                                                                      =========          ======                        =========


       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                      For the year ended December 31, 1993
                     (In thousands, except per share data)

                                                                               Historical                      Pro Forma
                                                                        ------------------------       --------------------------
                                                                         Amwest          Condor        Adjustments       Combined
Underwriting revenues:

  Net premiums written                                                 $  54,331          21,995                          $ 76,326
  Net change in unearned premiums                                        (4,241)                                           (4,241)
                                                                       ---------          ------                          --------

    Net premiums earned                                                   50,090          21,995                            72,085

Underwriting expenses:

  Net losses and loss adjustment expenses                                 11,909          16,456                            28,365
  Policy acquisition costs                                                25,077           4,176                            29,253
  General operating costs                                                 11,387           2,838                            14,225
  Loss on broker misappropriation of funds                                                 1,870                             1,870
                                                                       ---------          ------                          --------

    Total underwriting expenses                                           48,373          25,340                            73,713
                                                                       ---------          ------                          --------

      Underwriting income (loss)                                           1,717         (3,345)                           (1,628)

Net investment income                                                      4,989           1,471                             6,460
Net unrealized gains (losses) on trading securities                                          (3)                               (3)
Net realized investment gains (losses)                                     1,810           1,052            (508)            2,354
Interest expense                                                         (1,050)                                           (1,050)
Collateral interest expense                                              (2,027)                                           (2,027)
Commissions and fees                                                                         815                               815
Other revenue                                                                                 27                                27
                                                                       ---------          ------                          --------

  Income before income taxes                                               5,439              17            (508)            4,948

Provision for income taxes                                                 1,398           (224)            (173)            1,001
                                                                       ---------          ------                          --------

      Net income from continuing operations                            $   4,041             241            (335)         $  3,947
                                                                       =========          ======                          ========

Earnings per common share, primary:
  Net income from continuing operations                                $    1.70            0.12                          $   1.20
                                                                       =========          ======                          ========

Weighted average number of
  common shares outstanding                                                2,375           1,978                             3,299
                                                                       =========          ======                          ========

Earnings per common share, assuming full dilution:
  Net income from continuing operations                                $    1.70            0.12                          $   1.20
                                                                       =========          ======                          ========

Weighted average number of
  common shares outstanding                                                2,376           1,978                             3,300
                                                                       =========          ======                          ========

       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                      For the year ended December 31, 1992
                     (In thousands, except per share data)

                                                                            Historical                        Pro Forma
                                                                      -------------------------       --------------------------
                                                                       Amwest            Condor       Adjustments       Combined
Underwriting revenues:

  Net premiums written                                                $   46,697          15,289                      $   61,986
  Net change in unearned premiums                                          1,557                                           1,557
                                                                      ----------          ------                      ----------

    Net premiums earned                                                   48,254          15,289                          63,543

Underwriting expenses:

  Net losses and loss adjustment expenses                                 10,955           9,923                          20,878
  Policy acquisition costs                                                25,016           2,889                          27,905
  General operating costs                                                 10,871           3,012                          13,883
                                                                      ----------          ------                      ----------

    Total underwriting expenses                                           46,842          15,824                          62,666
                                                                      ----------          ------                      ----------

      Underwriting income (loss)                                           1,412           (535)                             877

Net investment income                                                      5,607           1,456                           7,063
Net unrealized gains (losses) on trading securities                                                                            0
Net realized investment gains (losses)                                       728             222                             950
Interest expense                                                         (1,359)                                         (1,359)
Collateral interest expense                                              (1,992)                                         (1,992)
Commissions and fees                                                                         585                             585
Other revenue                                                                                198                             198
                                                                      ----------          ------                      ----------

  Income before income taxes                                               4,396           1,926                           6,322

Provision for income taxes                                                   998             299                           1,297
                                                                      ----------          ------                      ----------

      Net income from continuing operations                           $    3,398           1,627                       $   5,025
                                                                      ==========          ======                      ==========

Earnings per common share, primary:
  Net income from continuing operations                               $     1.44            0.82                       $    1.55
                                                                      ==========          ======                      ==========

Weighted average number of
  common shares outstanding                                                2,360           1,976                           3,242
                                                                      ==========          ======                      ==========

Earnings per common share, assuming full dilution:
  Net income from continuing operations                               $     1.44            0.82                       $    1.55
                                                                      ==========          ======                      ==========

Weighted average number of
  common shares outstanding                                                2,361           1,976                           3,243
                                                                      ==========          ======                      ==========

       See accompanying notes to pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.       Basis of Presentation

         The unaudited pro forma combined financial statements are presented for illustrative purposes only, giving effect to the Merger of Amwest Insurance Group, Inc. and Condor Services, Inc. as accounted for by the "pooling of interests" method. In accordance with Commission reporting rules, the pro forma combined statements of income, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items, and the cumulative effects of accounting changes.

         Because the transaction has not been completed and transition plans are currently being developed, transaction costs of the Merger and nonrecurring costs and expenses expected to be incurred in connection with the integration of the companies' business operations can only be estimated at this time. The pro forma combined statements of income excludes investment banking, legal and miscellaneous transaction costs and expenses of the Merger, currently estimated to be $600,000. However, the pro forma combined balance sheet as of September 30, 1995 includes the adjustment, net of related taxes, of $396,000, for the above estimated amount of transaction costs related to the Merger.



2.  Pro Forma Adjustments

Pro Forma Combined Balance Sheet

Equity securities, available for sale, at market value; deferred Federal income taxes

             Amwest Surety Insurance Company, a wholly owned subsidiary of Amwest, currently owns 97,350 shares of Condor which is classified as an equity investment in the historical balances for Amwest. These shares will be retired pursuant to the Merger Agreement. Based on the market value of this investment at September 30, 1995, a decrease of $414,000 is reflected in the pro forma combined balance sheet as of September 30, 1995.

Deferred Federal Income Taxes

         The pro forma balance sheet at September 30, 1995 reflects an adjustment of $288,000 which is attributed to the deferred taxes associated with the gross unrealized gain of $247,000 on the equity investment in Condor (as explained above), or $84,000 coupled with the deferred taxes associated with the $600,000 estimate for transaction costs, or $204,000.

Other Liabilities

         The pro forma balance sheet at September 30, 1995 reflects an adjustment of $692,000 which is attributed to the $600,000 estimate for transaction costs coupled with an increase in the cash dividend accrual associated with the assumed issuance of approximately 919,000 shares as further explained under Stockholder's Equity below. Amwest declared a cash dividend of $.10 per share payable to stockholders of record as of September 30, 1995.

Stockholders' Equity

         Stockholders' equity as of September 30, 1995 has been adjusted to reflect the following:

                   Common  Stock,  $.01 par value,  has been adjusted to reflect the assumed issuance of approximately 919,000 shares of Amwest Insurance Group, Inc. Common Stock, $.01 par value, in exchange for 1,837,956 (net of 14,500 shares held by Condor in treasury) shares of Condor Services, Inc. Common Stock issued and outstanding as of November 30, 1995, utilizing the exchange rate of 0.5 share of Amwest for each share of Condor (and assuming that the 97,350 shares of Condor Common Stock indirectly owned by Amwest will be retired). The number of shares of Amwest Common Stock to be issued at consummation of the Merger will be based upon the actual number of shares of Condor Common Stock outstanding at that time.

                   Paid  in  capital  is   adjusted   for  the  effects  of  the
                  aforementioned issuance of approximately 919,000 shares of Amwest Common Stock having a par value of $.01 per share in exchange for Condor Common Stock.

                   Net  unrealized  appreciation  (depreciation)  of investments carried at market, net of income taxes is adjusted for the net unrealized gain of $164,000 associated with the equity investment of 97,350 shares of appreciated Condor Common Stock owned by a wholly-owned subsidiary of Amwest.

                   The net decrease in retained  earnings is  attributed  to the pro forma adjustments made to retire the 97,350 shares of Condor Common Stock owned by a wholly-owned subsidiary of Amwest, the increased dividend accrual associated with the assumed issuance of approximately 919,000 shares and the $396,000 after-tax effect for the estimate for transaction costs associated with the Merger.



Pro Forma Combined Statements of Income

Net realized investment gains

         The pro forma results for net realized investment gains were adjusted for the year ended December 31, 1993 pursuant to sale transactions of Condor Common Stock made by a wholly-owned subsidiary of Amwest. For the year ended December 31, 1993, the investment in Condor Common Stock was reduced from 212,850 shares at January 1, 1993 to 97,350 shares at December 31, 1993 resulting in realized investment gains, net of income taxes of $335,000.

Earnings per common share

         To arrive at pro forma combined net income, adjustments have been made as necessary to reflect such income on both a primary and fully diluted basis. Pro forma weighted average number of common shares outstanding for the nine month periods ended September 30, 1995 and 1994 and for the years ended December 31, 1994, 1993 and 1992 are based upon Amwest's and Condor's combined historical weighted average shares, after adjustment of Condor's historical number of shares by the Conversion Number and excluding any Condor shares held in treasury or owned by Amwest.



3.  Proposition 103
         On December 14, 1995, the Supreme Court of the State of California affirmed the decision of the Second District Court of Appeal overturning Insurance Code Section 1861.135 which exempted the surety insurance industry from major provisions of Proposition 103. Accordingly, the surety insurance industry will no longer be exempted from the rate rollback and prior approval provisions contained in Proposition 103.

         To date, Amwest has not received any calculations from the California Department of Insurance regarding Amwest's Proposition 103 rollback amount. Amwest anticipates that it will accrue during the fourth quarter of 1995 its estimated rollback obligation pursuant to Proposition 103, the amount of which has not yet been determined. However, as previously disclosed in Amwest's Annual Report on Form 10-K and subsequent filings on Form 10-Q, Amwest believes that the ultimate rollback amount will have a significant impact on the Company's 1995 earnings, but is not expected to materially adversely impact Amwest's financial position.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              AMWEST INSURANCE GROUP, INC.



Dated: January 30, 1996       By:/s/ STEVEN R. KAY
                             -----------------------
                                  Steven R. Kay
                              Senior Vice President
                             Chief Financial Officer